Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED INVESTOR AGREEMENT

THIS AMENDED AND RESTATED INVESTOR AGREEMENT, dated as of October 11, 2013 (this “Agreement”), is between VIVENDI, S.A., a societe anonyme organized under the laws of France (“Vivendi”), VIVENDI HOLDING I LLC (as successor to VGAC LLC, a Delaware limited liability company), a Delaware limited liability company (“VHI LLC” and together with Vivendi, the “Vivendi Parties”), ACTIVISION ENTERTAINMENT  HOLDINGS, INC. (f/k/a VIVENDI GAMES, INC.), a Delaware corporation (“Games”), and ACTIVISION BLIZZARD, INC., a Delaware corporation (the “Company”), and amends and restates in its entirety that certain Investor Agreement, dated as of July 9, 2008 (the “Original Agreement”), between Vivendi, VGAC LLC, Games and the Company.

RECITALS

WHEREAS, Vivendi, VGAC LLC, Games, the Company and Sego Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company, entered into a Business Combination Agreement (the “Combination Agreement”), dated as of December 1, 2007, which provided for, among other things, the combination of the respective businesses of the Company and Games upon the terms and subject to the conditions set forth therein;

WHEREAS, Vivendi, ASAC II LLP, an exempted limited partnership organized under the laws of the Cayman Islands and acting by ASAC II LLC, its general partner(“ASAC”), and the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 25, 2013, pursuant to which, among other things, (a) the Company agreed to purchase from Vivendi (the “Purchase Transaction”) all of the capital stock of Amber Holding Subsidiary Co., a Delaware corporation and wholly-owned subsidiary of Vivendi (“New VH”), which at the time of the Purchase Transaction would be the direct owner of 428,676,471 shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”), in exchange for $5,830,000,005.60 in cash and (b) ASAC agreed to purchase from Vivendi 171,968,042 shares of Common Stock (the “Private Sale”), in each case, upon the terms and subject to the conditions set forth therein;

WHEREAS, following the consummation of the Purchase Transaction and the Private Sale, Vivendi and its Controlled Affiliates will own 82,999,377 shares of Common Stock (the “Remaining Shares”);

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Purchase Transaction; and

WHEREAS, parties desire to set forth in this Agreement certain terms and conditions upon which Vivendi will hold shares of Common Stock.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions.

(a)                                 For purposes of this Agreement, the following terms shall have the meanings set forth elsewhere in this Agreement or set forth below:

“Affiliate” shall have the meaning set forth in rule 12b-2 under the Exchange Act; provided, however, that, for purposes of this Agreement, the Vivendi Parties shall not be deemed to control, be controlled by, or be under common control with, or be an Affiliate of, the Company or any of its subsidiaries, or vice versa.

“Applicable Securities” means, with respect to any Registration Statement, the Registrable Securities identified in the Demand Notice or Piggyback Notice (or, in the case of the Market Offering Registration Statements, the Remaining Shares that are required to be registered thereunder pursuant to the terms of the Purchase Agreement) relating to such Registration Statement and any Registrable Securities which any other Holder is entitled to, and requests, be included in such registration statement within 20 days after receiving such notice.

“beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a “person” shall not be deemed to have “beneficial ownership” of any shares that any such person has the right to acquire, whether or not such right is exercisable immediately or within sixty (60) days after the date as of which such determination is being made (the term “beneficial ownership” shall have a correlative meaning to the term “beneficial owner”).

“BMC” means the tax scheme recognized and authorized by the French Ministry of the Economy and Finance known as “corporate taxation on global profits” (or, bénéfice mondial consolidé).

“Board” means the board of directors of the Company.

“Bylaws” means the Amended and Restated By-Laws of the Company, as adopted on February 10, 2010.

“Cash-Settled Equity Awards” means stock appreciation rights and/or restricted stock units, in each case, in respect of the common stock of Vivendi that were awarded to Games Employees prior to the Combination Closing Date under the Vivendi Equity Plans.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, dated July 9, 2008, and as amended on August 15, 2008.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Combination Closing Date” means July 9, 2008.

“Commission” means the United States Securities and Exchange Commission.

“control” shall have the meaning set forth in rule 12b-2 under the Exchange Act.

“Controlled Affiliate” of a person shall mean an Affiliate controlled, directly or indirectly, by such person.

“Demand Notice” means a notice given by a Holder pursuant to Section 5.1(a).

“Demand Registration” means a registration under the Securities Act of an offer and sale of Registrable Securities effected pursuant to Section 5.1 hereof, which, notwithstanding the last sentence of Section 5.1(a), shall include the registration of Registrable Securities under each Market Offering Registration Statement.

“Demand Registration Statement” means a registration statement filed under the Securities Act by the Company pursuant to the provisions of Section 5.1 hereof (including, for the avoidance of doubt, each Market Offering Registration Statement required to be filed pursuant to the Purchase Agreement), including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Effectiveness Period” means, with respect to any Registration Statement, the period during which such Registration Statement is effective.

“Effective Time” means, with respect to any Registration Statement, the date on which the Commission declares such Registration Statement effective or on which such Registration Statement otherwise becomes effective under the Securities Act.

“Electing Holder” means, with respect to any Registration, each Holder that is entitled and elects to sell Registrable Securities pursuant to such Registration and this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Games Employees” means employees of Games or any of its Subsidiaries on or prior to the Combination Closing Date.

“Holder” means (i) Vivendi, (ii) each of its Controlled Affiliates and (iii) each holder of Registrable Securities that acquires from Vivendi or any of its Affiliates a number of shares of Common Stock that, as of the time of such acquisition, constitutes 10% or more of the aggregate number of issued and outstanding shares of Common Stock.

“Independent Director” means any individual serving on the Board who is not an Ineligible Nominee.

“Ineligible Nominees” means any individual who (a) is a former director, officer or employee of Vivendi or any of its Controlled Affiliates, (b) is an officer or director of any Person who is a competitor of Vivendi or any of its Controlled Affiliates, (c) is an officer or director of any Person that is or was a party to any material action, suit or proceeding, claim or arbitration in which Vivendi or any of its Controlled Affiliates is or was an adverse party, (d) is a member or partner of ASAC, ASAC GP LLC, or an officer or director of ASAC, ASAC GP LLC, or any member of partner thereof or (e) does not qualify as an “independent director” as such term is defined in Rule 4200(15) of the rules promulgated by The Nasdaq Stock Market, Inc. which apply to issuers whose common stock is listed on the Nasdaq Global Market (or any successor rules as may be promulgated from time to time, or, if the Company’s Common Stock is listed on a different national securities exchange, the comparable “independent director” requirements of such other exchange).

“JFG Employment Agreement” means that certain employment agreement, dated as of January 12, 2004, between Vivendi and Jean-Francois Grollemund, as amended from time to time.

“Market Offering Registration” means any Demand Registration under a Market Offering Registration Statement.

“Market Offering Registration Statements” means the First Market Offering Registration Statement and the Second Market Offering Registration Statement (each as defined in the Purchase Agreement).

“NASD” means the National Association of Securities Dealers, Inc.

“NASD Rules” means the Rules of the NASD, as amended from time to time.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Piggyback Registration” means a registration under the Securities Act of an offer and sale of Registrable Securities effected pursuant to Section 5.2 hereof.

“Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Act) included in a Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Applicable Securities covered by a Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

“Registrable Securities” means (a) the Remaining Shares, (b) any securities issued or distributed with respect to, or in exchange for, any such Remaining Shares or securities (whether directly or indirectly or in one or a series of transactions) pursuant to any reclassification, merger, consolidation, reorganization or other transaction or procedure and (c) any securities issued or distributed with respect to, or in exchange for, any securities described in clause (b) or this clause (c) (whether directly or indirectly or in one or a series of transactions) pursuant to any reclassification, merger, consolidation, reorganization or other transaction or procedure, other than, in the case of each of clauses (a), (b) and (c), any such securities that are Unrestricted Securities.

“Registration” means a Demand Registration or Piggyback Registration.

“Registration Expenses” means all expenses incident to the Company’s performance of its obligations in respect of any Registration of Registrable Securities pursuant to this Agreement, including but not limited to all registration, filing and NASD fees, fees of any stock exchange upon which the Registrable Securities are listed, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of Registrable Securities being registered; provided, however, that notwithstanding the foregoing Registration Expenses shall not include any fees and disbursements of counsel retained by any Holders, underwriters, selling brokers or similar professionals or any transfer taxes or underwriting discounts, fees or commissions relating to the sale of the Registrable Securities.

“Registration Statement” means a Market Offering Registration Statement and each registration statement filed by the Company with the Commission under the Securities Act pursuant to the provisions of Section 5.1 or 5.2 hereof, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock-Settled Equity Awards” means stock options and/or restricted stock, in each case, in respect of the common stock of Vivendi that were awarded to Games Employees prior to the Combination Closing Date under the Vivendi Equity Plans.

“Tax Contest” means any audit, assessment of tax, other examination by any Taxing Authority, or any proceeding or appeal of such proceeding.

“Tax Return” means each tax return required to be filed by the Company or any of its Subsidiaries by applicable Law.

“Taxing Authority” means any Governmental Entity having jurisdiction over the imposition, determination, assessment, or collection of any tax.

“Termination Event” means the disposition by Vivendi and/or its Controlled Affiliates of beneficial ownership of common stock of the Company which disposition has the effect of causing Vivendi’s Voting Interest falling and remaining below 9.9% for ninety (90) consecutive days.

“Unrestricted Security” means any Registrable Security that (a) has been offered and sold pursuant to a registration statement that has become effective under the Securities Act, (b) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) under circumstances after which such Registrable Securities became freely transferable without registration under the Securities Act and any legend relating to transfer restrictions under the Securities Act has been removed or (c) is transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto).

“Vivendi Equity Plans” means those stock option and other equity-based plans set forth on Schedule 1 attached hereto.

“Vivendi’s Voting Interest” means the percentage of the issued and outstanding Common Stock beneficially owned by Vivendi and its Controlled Affiliates.

(b)                                 For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement, but if not defined therein or herein, shall have the respective meanings ascribed to them in the Combination Agreement.

2. Vivendi Equity Awards.

2.1. Reimbursement for Stock-Settled Equity Award Expenses.  On or prior to February 15th and August 15th of each year, Vivendi shall provide the Company and Games with a statement (the “Equity Expense Statement”) setting forth, in reasonable detail, the amount of the equity-based compensation expense recorded by Vivendi and/or its Controlled Affiliates (other than the Company and its Subsidiaries) during the preceding six month periods ended December 30th and June 30th, respectively, in respect of grants of Stock-Settled Equity Awards to Games Employees that were made after January 1, 2004 and prior to the Combination Closing Date (such amount, a “Periodic Grant Expense”), which shall be calculated in a manner consistent with Vivendi’s consolidated financial statements. Within ten (10) business days after the Company’s receipt of an Equity Expense Statement, the Company or Games shall pay to Vivendi an amount in cash equal to the amount of the Periodic Grant Expense set forth therein.

2.2. Payment of Cash-Settled Equity Awards.

(a)                                 Promptly following the exercise of any Cash-Settled Equity Award, (i) Vivendi shall provide the Company and Games with a statement (an “Exercise Statement”) setting forth, in reasonable detail, (A) the name of the exercising party, (B) the number, type and exercise price (if any) of the Cash-Settled Equity Award(s) exercised by such person and (C) the aggregate amount payable to such person with respect to such exercised Cash-Settled Equity Award (the “Aggregate Exercise Payment”).

(b)                                 Games shall be responsible for all payments in respect of the exercise of Cash-Settled Equity awards and, promptly following receipt of each Exercise Statement, the Company or Games shall pay to the applicable exercising party the amount of the Aggregate Exercise Payment set forth in such Exercise Statement, less any applicable tax withholdings required to be made by the Company or Games with respect to such payment.

2.3. Reimbursement for Certain Social Security Contributions.  To the extent still applicable, Games shall be responsible for all salary, bonus and other compensation and benefits required to be paid or provided under the JFG Employment Agreement.  In addition, within thirty (30) days after the end of each quarterly period, Vivendi shall provide the Company and Games with a statement (a “JFG Retirement Statement”) setting forth, in reasonable detail, the amount of the contributions made by Vivendi or any of its Controlled Affiliates (other than the Company and its Subsidiaries) in such quarterly period to the French social security system in respect of the employment of Jean-Francois Grollemund. Within ten (10) business days after the Company’s receipt of a JFG Retirement Statement, the Company or Games shall pay to Vivendi an amount in cash equal to the amount of the social security contributions set forth therein (but in no event in excess of the maximum amount of the social security contributions required under applicable law).

3. Voting and Related Matters.

3.1. Voting of Company Shares.   Until the 6-month anniversary of the first time at which Vivendi and its Controlled Affiliates, in the aggregate, no longer beneficially own 5% of the issued and outstanding Common Stock, Vivendi agrees to vote, and to cause to be voted, all shares of Common Stock owned by it and its Controlled Affiliates that represent shares of Common Stock in excess of 9.9% of the issued and outstanding Common Stock (such 9.9%, the “Minority Interest”) (a) in a manner proportionally consistent with the vote of the shares of Common Stock not owned by Vivendi and its Controlled Affiliates or (b) in accordance with the recommendation, if any, of a majority of the Independent Directors then serving on the Board.  Shares of Common Stock owned by Vivendi and its Controlled Affiliates up to the Minority Interest may be voted by Vivendi and its Controlled Affiliates in their sole discretion.

3.2 Agreement to Vote in Favor of Amendment to Bylaws.  Vivendi, on behalf of itself and its Controlled Affiliates, hereby agrees to vote in favor of any proposed amendments by the Company to the Charter or Bylaws that amend the Charter and/or Bylaws (as applicable) to (a) remove all references to the “Vivendi Nominating Committee,” the “Executive Nominating Committee” and the “Special Nominating Committees” (each as defined in the Bylaws) and all references to any of the definitions listed in Section 3.3(b) of the Bylaws (other than the definition of “Blizzard”) or Article X of the Charter, (b) amend all sections of the Charter or Bylaws (as applicable) that reference or to the extent that they are otherwise implicated, directly or indirectly, by the terms “Vivendi Nominating Committee,” “Executive Nominating Committee” and “Special Nominating Committees” or any of the definitions listed in Section 3.3(b) of the Bylaws or Article X of the Charter, including, for the avoidance of doubt, Sections 3.2, 3.3, 3.4(b), 3.6, 3.10(c), 3.10(d), 3.10(f), 3.12 and 8.4 of the Bylaws or Sections 5.1(b), 5.3, 5.4, 6.1, 8.1, 8.2, 8.3, 8.5, 8.6, 9.1 and 10.1 of the Charter and (c) otherwise eliminate any express rights of Vivendi to representation on the Board or any other express rights of Vivendi with respect to the Company, the Common Stock or otherwise that is not equally available to every other stockholder of the Company (other than pursuant to this Agreement); provided, that no such amendment shall terminate, amend, limit or modify any rights to indemnification or exculpation provided by the Charter or the Bylaws in any manner adverse to the beneficiaries thereof.

3.3 Standstill.  Each of the Vivendi Parties, on behalf of itself and its Controlled Affiliates, hereby agrees, that for the period commencing on the date hereof and ending six months after the first date on which Vivendi and its Controlled Affiliates, in the aggregate, beneficially own less than 5% of the issued and outstanding Common Stock, none of the Vivendi Parties nor any of their Controlled Affiliates will, in any manner, directly or indirectly:  (a) acquire, offer or propose to acquire, or agree or seek to acquire, or solicit the acquisition of, by purchase or otherwise, any Common Stock (or beneficial ownership thereof) or rights or options to acquire any Common Stock (or beneficial ownership thereof) or commence any tender or exchange offer for any Common Stock (or beneficial ownership thereof); provided, however, that this clause (a) shall not (i) apply to Common Stock or rights to acquire Common Stock issued by the Company to Vivendi or any of its Controlled Affiliates as a dividend, distribution or otherwise in respect of any Common Stock owned by Vivendi and its Controlled Affiliates immediately after giving effect to the Purchase Transaction or (ii) prohibit Vivendi or any of its Controlled Affiliates from purchasing shares of Common Stock issued by the Company pursuant to any public offering of Common Stock conducted by the Company; (b) call or seek to call a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company or engage in the “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company, including soliciting consents or taking other action with respect to the calling of a special meeting of the Company’s stockholders; (c) form, join or in any way participate in a “group” (as defined under the Exchange Act and the rules and regulations thereunder) with respect to the Company or Common Stock (other than to the extent that Vivendi and its Controlled Affiliates constitute a “group” as of the date hereof);  (d) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, board of directors or policies of the Company or to obtain representation on the board of directors of the Company; (e) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination or similar transaction relating to all or part of the Company or any of its subsidiaries or any acquisition transaction for all or part of the assets of the Company or any of its subsidiaries or any of their respective businesses or any recapitalization, restructuring, change in control or similar transaction involving the Company or any of its subsidiaries; (f) request that the Company or the Board amend, waive or otherwise consent to any action inconsistent with any provision of this Section 3.3, (g) enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities; (h) advise, assist, encourage, act as a financing source for or other otherwise invest in any other person in connection with any of the foregoing; (i) publicly disclose through its authorized representatives any intention, plan or arrangement inconsistent with any of the foregoing; or (j) expressly take any initiative with respect to the Company which could require the Company to make a public announcement regarding (A) such initiative or (B) any of the foregoing activities. For purposes of this Section 3.3, the term “Common Stock” shall be deemed to include any other equity securities of the Company.  The Company and Games acknowledge and agree that no transfer, sale or other transaction with respect to the Remaining Shares between Vivendi or any of its Controlled Affiliates, on the one hand, and Vivendi or any of its Controlled Affiliates, on the other hand, that is not prohibited under Section 7.4 of the Purchase Agreement shall be prohibited by this Section 3.3.

4. Financial Statements; Access to Information, Audit and Inspection.

4.1. Financial Statements.

(a)                                 In order to facilitate Vivendi’s consolidation of the Company for financial reporting purposes, the Company will provide to Vivendi the Company’s quarterly consolidated financial statements through, and use its reasonable best efforts to comply with, Vivendi’s consolidation and financial reporting process for all periods prior to and including December 31, 2013.

(b)                                 The Company shall provide to Vivendi such financial and tax-related information with respect to the Company and its Subsidiaries for all periods prior to and including December 31, 2013 as is reasonably necessary in order for Vivendi to comply with its reporting obligations with respect to any “controlled foreign corporation” legislation, including providing to Vivendi:

(i)                                     within 120 days following the end of each calendar year:

(A)                               separate statutory accounts for the Company and each of its Subsidiaries, each prepared on a standalone basis, in compliance with French generally accepted accounting principles and consistent with Vivendi’s instructions;

(B)                               reports of independent auditors on the statutory accounts for each of the Company’s Subsidiaries that is located in a jurisdiction where such reports is required; and

(C)                               a letter, in a form to be provided by Vivendi, signed by the Company and each of its Subsidiaries, that authorizes Vivendi to consolidate such statutory accounts.

(ii)                                  promptly following the payment by the Company or any of its Subsidiaries of any corporate income tax paid by in any jurisdiction, proof of such payments.

(c)                                  To the extent required to enable Vivendi to comply with applicable French tax or regulatory requirements, including those with respect to the BMC, the Company shall provide Vivendi with a draft copy of each tax return required to be filed by the Company or any of its Subsidiaries by applicable Law (each, a “Designated Tax Return”) at least 40 Business Days prior to the due date (including any extensions of such due date) of the filing of such Designated Tax Return. From time to time, as may be necessary, Vivendi shall provide written notice to the Company indicating which category of tax return (e.g. Federal income tax return on Form 1120) shall constitute a Designated Tax Return for purposes of French tax or regulatory compliance.

(d)                                 In the event any material Tax Contest is initiated by any Taxing Authority pertaining to any Designated Tax Return, the Company shall (i) promptly notify Vivendi in writing of the existence of such Tax Contest and (ii) to the extent required to enable Vivendi to comply with applicable French tax or regulatory requirements as indicated in a written request from Vivendi, (x) keep Vivendi reasonably informed of the material issues arising during the course of such Tax Contest and (y) furnish to Vivendi a copy of all written communications, documents, and other material writings as specified in such request.

(e)                                  Vivendi agrees that it shall reimburse the Company for the actual and reasonably documented out-of-pocket expenses (including reasonable fees of attorneys, accountants and consultants) incurred by the Company and its Subsidiaries in connection with providing to Vivendi the materials described in Section 4.1(b) above; provided that such expenses are previously approved by Vivendi (which approval shall not be unreasonably withheld, conditioned or delayed).

(f)                                   The provisions of this Section 4.1 shall remain operative until the Company has provided Vivendi with all of the information required by this Section 4.1 for the fiscal quarter in which a Termination Event first occurs; provided, however, that the requirements of Section 4.1(a) shall continue following a Termination Event (i) for all periods prior to the Termination Date and (ii) if the Company is no longer required to file periodic reports pursuant to the Exchange Act.

4.2. Access to Information, Audit and Inspection.  Vivendi and its Representatives shall have (and the Company shall cause its Subsidiaries to provide Vivendi and its Representatives with) access at reasonable times and during normal business hours to all pertinent books and records of the Company and its Subsidiaries and their respective businesses (including those books and records pertaining to periods prior to the Combination Closing Date (but excluding any materials provided by advisors to the Company with respect to the Combination Agreement and the transactions contemplated thereby)), including the right to examine and audit any of such books and records and to make copies and extracts therefrom.  Vivendi shall bear all expenses incurred by it or its Representatives in making any such examination or audit and will reimburse the Company for all reasonable out-of-pocket expenses incurred by it or its Subsidiaries in connection therewith.  The Company shall, and shall cause each of its Subsidiaries to, make arrangements for Vivendi and its Representatives to have prompt access at reasonable times and during normal business hours to its officers, directors and employees to discuss the business and affairs of the Company and its Subsidiaries and the books and records pertaining thereto; provided that Vivendi shall coordinate all requests for access to such officers, directors and other personnel through the Company’s Chief Executive Officer.  The provisions of this Section 4.2 shall continue to apply to the Company and its Subsidiaries and be enforceable by Vivendi after a Termination Event, but only to the extent, in each case, that such books and records and such access to officers, directors and other employees are reasonably requested by Vivendi in connection with any pending or threatened litigation, proceeding or investigation instituted by a third party involving Vivendi or any of its Affiliates insofar as such matter relates to the business or affairs of the Company or such Subsidiary (including any matters relating to the business and affairs of any predecessor businesses, and including relating to periods prior to the date of a Termination Event). All non-public information provided to Vivendi or its Affiliates or Representatives by the Company or its Affiliates or Representatives shall be kept confidential by Vivendi and its Affiliates and Representatives and shall not be disclosed by Vivendi and its Affiliates and Representatives unless and to the extent required by applicable law or a governmental agency.

4.3. Additional Information.  In order to facilitate Vivendi’s drafting and submission of its annual report and of its “activity and sustainable development” report required under the French commercial code (or a “Cahier RSE”), the Company will provide Vivendi with all information regarding the Company and its subsidiaries reasonably requested by Vivendi and consistent with past practice to draft the annual report and Cahier RSE for the complete year of 2013.

5. Registration Rights.

5.1.  Demand Registration.

(a)                                 Each Holder shall have the right, subject to the terms of this Agreement and to the Purchase Agreement, to require the Company to register for offer and sale under the Securities Act all or a portion of the Registrable Securities then owned by such Holder subject to the requirements and limitations in this Section 5.1. In order to exercise such right, the Holder (the “Demanding Holder”) must give written notice to the Company (a “Demand Notice”) requesting that the Company register under the Securities Act the offer and sale of Registrable Securities (i) having a market value on the date the Demand Notice is received (the “Demand Date”) of at least $500 million based on the then prevailing market price, or (ii) representing at least 7.5% of the outstanding Common Stock (on a fully diluted basis). Upon receipt of the Demand Notice, the Company shall (i) prepare and file with the Commission as soon as practicable and in no event later than 90 days after the Demand Date a Demand Registration Statement relating to the offer and sale of the Applicable Securities on any available form agreed to by the Demanding Holder and the Company for which the Company then qualifies (which may include a “shelf” Registration Statement under Rule 415 promulgated under the Securities Act solely for use in connection with delayed underwritten offerings under Rule 415 promulgated under the Securities Act) and (ii) use reasonable efforts to cause such Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable. The Company shall use reasonable efforts to have each Demand Registration Statement remain effective until the earlier of (i) one year (in the case of a shelf Demand Registration Statement) or 60 days (in the case of any other Demand Registration Statement) from the Effective Time of such Registration Statement and (ii) such time as all of the Applicable Securities have been disposed of by the Electing Holders.  Notwithstanding the foregoing, it is understood and agreed the provisions of this Section 5.1(a) shall not apply to the Market Offering Registration Statements.

(b)                                 The Company shall have the right to postpone (or, if necessary or advisable, withdraw) the filing, or to delay the effectiveness, of a Registration Statement or offers and sales of Applicable Securities registered under a shelf Demand Registration Statement or otherwise suspend the use of any Prospectus if a majority of the Independent Directors of the Company determines in good faith that the sale of Registrable Securities covered by such Registration Statement (i) would interfere with any pending financing, acquisition, corporate reorganization or other corporate transaction involving the Company or any of its Subsidiaries, (ii) would require disclosure of any event or condition that such directors determine would be disadvantageous for the Company to disclose and which the Company is not otherwise required to disclose at such time, or (iii) would otherwise be materially detrimental to the Company and its Subsidiaries, taken as a whole, and furnishes to the Electing Holders a copy of a resolution of the Independent Directors setting forth such determination; provided, however, that no single postponement shall exceed 120 days in the aggregate. The Company shall advise the Electing Holders of any such determination as promptly as practicable.

(c)                                  Notwithstanding anything in this Section 5.1, the Company shall not be obligated to take any action under this Section 5.1:

(i)                                     with respect to more than four (4) Demand Registrations (provided that the Market Offering Registration Statements shall not constitute Demand Registrations for purposes of this Section 5.1(c)(i)) relating to underwritten offerings which have become effective (or as otherwise provided in Section 5.1(e)) and which covered all the Registrable Securities requested by the Demanding Holder to be included therein; or

(ii)                                  with respect to more than two (2) Demand Registration Statements which have become and remained effective (or as otherwise provided in Section 5.1(e)) as required by this Agreement in a twenty-four month period.

(d)                                 Other than with respect to the Market Offering Registration Statements, the Company may include in any Registration requested pursuant to Section 5.1(a) hereof other securities for sale for its own account or for the account of another Person, subject to the following sentence.  In connection with an underwritten offering, if the managing underwriter advises the Company and the Electing Holders that in its good faith view the number of securities requested to be registered exceeds the maximum number which can be sold in such offering without materially adversely affecting the pricing, timing or likely success of the offering (with respect to any offering, the “Maximum Number”), the Company shall include such Maximum Number in such Registration Statement as follows: (i) first, the Applicable Securities requested to be registered by the Demanding Holder, (ii) second, the Applicable Securities requested to be included by any other Electing Holders, if any, (iii) third, any securities proposed to be included by the Company and (iv) fourth, any other securities requested to be included in such Registration Statement.  For purposes of this Agreement, an “underwritten offering” shall be an offering pursuant to which securities are sold to a broker-dealer or other financial institution or group thereof for resale by them to investors.

(e)                                  Other than with respect to any Marketing Offering Registration Statement, the Demanding Holder shall have the right to withdraw its Demand Notice (in which case such Demand Notice shall be deemed never to have been given for purposes of Section 5.1(a) or Section 5.1(c)) (i) at any time prior to the time the Demand Registration Statement has been declared or becomes effective if the Demanding Holder reimburses the Company for the reasonable out-of-pocket expenses incurred by it prior to such withdrawal in effecting such Registration, (ii) upon the issuance by the Commission or any court or other governmental agency or authority of a stop order, injunction or other order which prohibits or interferes with such Registration, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than as a result of default by the Demanding Holder, or (iv) if the Company exercises any of its rights under Section 5.1(b) of this Agreement. If the Holders withdraw a Demand Notice pursuant to this Section 5.1(e) and the Company nevertheless decides to continue with the Registration as to securities other than the Applicable Securities, then the Holders shall be entitled to participate in such Registration pursuant to Section 5.2 hereof, but in such case the Intended Offering Notice must be given to the Holders at least 10 business days prior to the anticipated filing date of the Registration Statement and the Holders shall be required to give the Piggyback Notice no later than five business days after the Company’s delivery of such Intended Offering Notice.

(f)                                   If any Registration pursuant to this Section 5.1 (other than any Market Offering Registration) shall relate to an underwritten offering, each of the Demanding Holder and the Company shall select one or more joint lead managing underwriters reasonably acceptable to the other party, which consent shall not be unreasonably withheld, conditioned or delayed, and the right of any other Holder to participate therein shall be conditioned upon such Holder’s participation in the underwriting agreements and arrangements required by this Agreement.  If any Market Offering Registration pursuant to this Section 5.1 shall relate to an underwritten offering, the Demanding Holder shall select one or more lead managing underwriters reasonably acceptable to the Company, which consent shall not be unreasonably withheld, conditioned or delayed, and no other Holder shall have the right to participate in such offering.

(g)                                  For purposes of this Section 5, with respect to any Registration in connection with a Market Offering Registration Statement, the terms “Demanding Holder” and “Electing Holder” shall be deemed references to Vivendi.  Notwithstanding anything in this Agreement to the contrary, the rights of the Holders under Sections 5.1 and 5.2 shall be suspended, and any sales by the Holders under Registrations shall be prohibited, during the First Lockup Period and the Second Lockup Period (each as defined in the Purchase Agreement), other than with respect to the filing of Market Offering Registration Statements.  The parties hereby agree that the Company may designate an existing effective registration statement of the Company, including any Market Offering Registration Statement, as the Demand Offering Registration Statement in satisfaction of the Company’s obligations under Section 5.1(a).

5.2.  Piggyback Registrations.

(a)                                 If at any time the Company intends to file on its behalf or on behalf of any holder of its securities a Registration Statement under the Securities Act in connection with a public offering of any securities of the Company (other than a registration statement on Form S-8 or Form S-4 or their successor forms), then the Company shall give written notice of such intention (an “Intended Offering Notice”) to Vivendi and to each other Holder (provided the Company shall not be obligated to provide an Intended Offering Notice to any person (other than Vivendi and its Controlled Affiliates) unless Vivendi or one of its Controlled Affiliates has provided written notice to the Company that such other person qualifies as a “Holder” as provided in this Agreement) at least 10 business days prior to the date such Registration Statement is filed. Such Intended Offering Notice shall offer to include in such Registration Statement for offer to the public the number or amount of Registrable Securities as each such notified Holder may request, subject to the conditions set forth herein, and shall specify, to the extent then known, the number and class of securities proposed to be registered, the proposed date of filing of such Registration Statement, any proposed means of distribution of such securities, and any proposed managing underwriter or underwriters of such securities. Any Holder that elects to have its Registrable Securities offered and sold pursuant to such Registration Statement shall so advise the Company in writing (such written notice from any such Holder being a “Piggyback Notice”) not later than seven business days after the date on which such Holder received the Intended Offering Notice, setting forth the number of Registrable Securities that such Holder desires to have offered and sold pursuant to such Registration Statement. Upon the request of the Company, the Electing Holders shall enter into such underwriting, custody and other agreements as shall be customary in connection with registered secondary offerings or necessary or appropriate in connection with the offering. Each Holder shall be permitted to withdraw all or part of its Applicable Securities from any Registration pursuant to this Section 5.2 at any time prior to the sale thereof (or, if applicable, the entry into a binding agreement for such sale). If any Registration pursuant to this Section 5.2 shall relate to an underwritten offering, the right of any Holder to participate therein shall be conditioned upon such Holder’s participation in the underwriting agreements and arrangements required by this Agreement.

(b)                                 In connection with an underwritten offering initiated by the Company for its own account, if the managing underwriter or underwriters advise the Company that in its or their good faith view the number of securities proposed to be registered exceeds the Maximum Number with respect to such offering, the Company shall include in such Registration such Maximum Number as follows: (i) first, the securities that the Company proposes to sell, and (ii) second, the Applicable Securities requested to be included in such Registration pro rata among the Electing Holders and such other holders of securities of the Company who have requested that their securities be included in such underwritten offering  and who hold contractual registration rights with respect to such securities, based on the respective amount of Applicable Securities owned by them. In connection with an underwritten offering initiated by holders of securities of the Company (other than the Holders) who have requested that their securities be included in such underwritten offering and who hold contractual registration rights with respect to such securities, if the managing underwriter or underwriters advise the Company that in its or their good faith view the number of securities proposed to be registered exceeds the Maximum Number with respect to such offering, the Company shall include in such Registration such Maximum Number as follows: (i) first, the securities that holders of securities of the Company (other than the Holders) who have requested that their securities be included in such underwritten offering  and who hold contractual registration rights with respect to such securities propose to sell, (ii) second, the Applicable Securities requested to be included in such Registration pro rata among the Electing Holders, based on the respective amount of Applicable Securities owned by them and (iii) third, the securities that the Company proposes to sell.

(c)                                  The rights of the Holders pursuant to Section 5.1 hereof and this Section 5.2 are cumulative, and the exercise of rights under one such Section shall not exclude the subsequent exercise of rights under the other such Section (except to the extent expressly provided otherwise herein). Notwithstanding anything herein to the contrary, the Company may abandon and/or withdraw any registration as to which rights under Section 5.2 may exist (or have been exercised) at any time and for any reason without liability hereunder. In such event, the Company shall notify each Holder that has delivered a Piggyback Notice to participate therein. No Registration of Registrable Securities effected pursuant to a request under this Section 5.2 shall be deemed to be, or shall relieve the Company of its obligation to effect, a Registration upon request under Section 5.1 hereof. The Company may enter into other registration rights agreements; provided, however, that the rights and benefits of a holder of securities of the Company with respect to registration of such securities as contained in any such other agreement shall not be inconsistent with, or adversely affect, the rights and benefits of holders of Registrable Securities as contained in this Agreement.

5.3.  Registration Procedures.  In connection with a Registration Statement, the following provisions shall apply:

(a)                                 Each Electing Holder shall in a timely manner (i) deliver to the Company and its counsel a duly completed copy of any form of notice and questionnaire reasonably requested by the Company and (ii) provide the Company and its counsel with such other information as to itself as may be reasonably requested by the Company in connection with the Company’s obligations under federal and state securities laws.

(b)                                 The Company shall furnish to each Electing Holder, prior to the Effective Time, a copy of the Registration Statement initially filed with the Commission, and shall furnish to such Electing Holders copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein.

(c)                                  The Company shall promptly take such action as may be reasonably necessary so that (i) each of the Registration Statement and any amendment thereto and the Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case), when it becomes effective, complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming part of the Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the period during which the Company is required to keep a Registration Statement continuously effective under Section 5.1(a) (other than any period during which it is entitled and elects to postpone offers and sales under Section 5.1(b) (each, a “Postponement Period”)) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 The Company shall, promptly upon learning thereof, advise each Electing Holder, and shall confirm such advice in writing if so requested by any such Electing Holder:

(i)                                     when the Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)                                  of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

(iii)                               of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

(iv)                              of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(v)                                 following the effectiveness of any Registration Statement, of the happening of any event or the existence of any state of facts that requires the making of any changes in the Registration Statement or the Prospectus included therein so that, as of such date, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Electing Holders to suspend the use of the Prospectus until the requisite changes have been made which instruction such Electing Holders agree to follow); and

(vi)                              if at any time any of the representations and warranties of the Company contemplated by paragraph (l) below cease to be true and correct or will not be true and correct as of the closing date for the offering.

(e)                                  The Company shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

(f)                                   The Company shall furnish to each Electing Holder, without charge, at least one copy of the Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Registration Statement.

(g)                                  The Company shall, (i) during the period during that the Company is required to keep a Registration Statement continuously effective under Section 5.1(a) or, (ii) with respect to the Market Offering Registration Statements, during the period during that the Company is required to keep such Market Offering Registration Statement continuously effective pursuant to the terms of the Purchase Agreement, or (iii) during the period during which the Company elects to keep a Registration Statement continuously effective under Section 5.2(a), deliver to each Electing Holder and any managing underwriter or agent, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement and any amendment or supplement thereto and other documents as they may reasonably request to facilitate the distribution of the Registrable Securities; and the Company consents (except during the continuance of any event described in Section 5.3(d)(v) hereof) to the use of the Prospectus, with any amendment or supplement thereto, by each of the Electing Holders and any managing underwriter or agent in connection with the offering and sale of the Applicable Securities covered by the Prospectus and any amendment or supplement thereto during such period.

(h)                                 Prior to any offering of Applicable Securities pursuant to the Registration Statement, the Company shall (i) use reasonable efforts to cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Applicable Securities for offer and sale under any applicable securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) use reasonable efforts to keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for the period during which the Company is required to keep a Registration Statement continuously effective under Section 5.1(a) or elects to keep effective under Section 5.2(a) and (iii) take any and all other actions reasonably requested by an Electing Holder which are necessary or advisable to enable the disposition in such jurisdictions of such Applicable Securities; provided, however, that nothing contained in this Section 5.3(h) shall require the Company to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.3(h) or (B) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject.

(i)                                     The Company shall, if requested by the Electing Holders, use commercially reasonable efforts to cause all such Applicable Securities to be sold pursuant to the Registration Statement to be listed on any securities exchange or automated quotation service on which securities of the Company are listed or quoted.

(j)                                    The Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Applicable Securities to be sold pursuant to the Registration Statement, which certificates shall comply with the requirements of any securities exchange or automated quotation service on which any securities of the Company are listed and quoted, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders or any managing underwriter or agent may request in connection with the sale of Applicable Securities pursuant to the Registration Statement.

(k)                                 Upon the occurrence of any fact or event contemplated by Section 5.3(d)(v) hereof, the Company shall promptly prepare a post-effective amendment or supplement to the

Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, after such amendment or supplement, such Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be required to take any such action during a Postponement Period (but it shall promptly thereafter). In the event that the Company notifies the Electing Holders of the occurrence of any fact or event contemplated by Section 5.3(d)(v) hereof, each Electing Holder agrees, as a condition of the inclusion of any of such Electing Holder’s Applicable Securities in the Registration Statement, to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

(l)                                     The Company shall, together with all Electing Holders, enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering) and take all other reasonable and appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially similar to those set forth in Section 5.5 hereof with respect to all parties to be indemnified pursuant to Section 5.5 hereof. In addition, in such agreements, the Company will make such representations and warranties to the Electing Holder(s) and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in primary equity offerings. The Electing Holder(s) shall be party to such agreements and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Electing Holders to the extent applicable. No Electing Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters or agents, other than representations, warranties or agreements relating to such Electing Holder of its Affiliates, its Registrable Securities (including ownership and title) and its intended method of distribution or any other representations required by law or reasonably requested by the underwriters in light of the Electing Holders then current ownership and representation on the Company’s board of directors.

(m)                             If requested by the managing underwriter in any underwritten offering (including in connection with any underwritten offering pursuant to either of the Market Offering Registration Statements), the Company and each Holder (whether or not an Electing Holder) will agree to such limitations on sale, transfer, short sale, hedging, option, swap and other transactions relating to any securities of the Company or convertible or exchangeable for securities of the Company (including any sales under Rule 144 of the Securities Act), and public announcements relating to the foregoing as are then customary in underwriting agreements for registered underwritten offerings; provided, however, that such limitations shall not continue beyond the 90th day after the effective date of the Registration Statement in question or, if later, the commencement of the public distribution of securities to the extent timely notified in writing by the managing underwriters.

(n)                                 The Company shall use commercially reasonable efforts to:

(i)                                     (A) make reasonably available for inspection by Electing Holders, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other professional retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company’s officers, directors and employees to participate in road shows or other customary marketing activities and to supply all information reasonably requested by such Electing Holders or any such underwriter, attorney, accountant or professional in connection with the Registration Statement as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated by the Company, in good faith, as confidential shall be kept confidential by such Holders and any such underwriter, attorney, accountant or agent, unless such disclosure is required in connection with a court proceeding after such advance notice to the Company (to the extent practicable in the circumstances) so as to permit the Company to contest the same, or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further that, the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Electing Holders and such other parties;

(ii)                                  in connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters) addressed to the underwriters, covering the matters customarily covered in opinions requested in secondary underwritten offerings of equity securities, to the extent reasonably required by the applicable underwriting agreement;

(iii)                               in connection with any underwritten offering, obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each Electing Holder participating in such underwritten offering (if such Electing Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with secondary underwritten offerings of equity securities;

(iv)                              in connection with any underwritten offering, deliver such documents and certificates as may be reasonably requested by any Electing Holders participating in such underwritten offering and the underwriters, if any, including, without limitation, certificates to evidence compliance with any conditions contained in the underwriting agreement or other agreements entered into by the Company; and

(v)                                 use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

(o)                                 Not later than the effective date of the applicable Registration Statement, the Company shall provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.

(p)                                 The Company shall cooperate with each Electing Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

(q)                                 As promptly as practicable after filing with the Commission of any document which is incorporated by reference into the Registration Statement or the Prospectus, the Company shall provide copies of such document to counsel for each Electing Holder and to the managing underwriters and agents, if any.

(r)                                    The Company shall provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(s)                                   With respect to the Registrations in connection with the Market Offering Registration Statements, all uses of the words “commercially reasonable efforts” in this Section 5.3 shall be deemed replaced with the words “reasonable best efforts.”

(t)                                    The Company shall use reasonable best efforts to take all other steps necessary to effect the timely registration, offering and sale of the Applicable Securities covered by the Registration Statements contemplated hereby.

5.4. Registration Expenses.  The Company shall bear all of the Registration Expenses and all other expenses incurred by it in connection with the performance of its obligations under this Agreement. The Electing Holders shall bear all other expenses relating to any Registration or sale in which such Electing Holders participate, including without limitation the fees and expenses of counsel to such Electing Holders and any applicable underwriting discounts, fees or commissions.

5.5. Indemnification and Contribution.

(a)                                 Upon the Registration of Applicable Securities, the Company shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Applicable Securities are to be registered under the Securities Act, or any Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any reasonable and documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person or its agent expressly for use therein; and provided, further, that the Company shall not be liable to the extent that any loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon the use of any Prospectus after such time as the Company has advised the Electing Holder in writing that a post-effective amendment or supplement thereto is required, except such Prospectus as so amended or supplemented.

(b)                                 Each Electing Holder agrees, as a consequence of the inclusion of any of such Holder’s Applicable Securities in such Registration Statement, and shall cause each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Applicable Securities to agree, as a consequence of facilitating such disposition of Applicable Securities, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder, underwriter, selling agent or other securities professional, as applicable, expressly for use therein; provided, however, that notwithstanding anything herein to the contrary the maximum aggregate amount that any Electing Holder shall be required to pay pursuant to this Section 5.5 in respect of any Registration shall be the net proceeds received or to be received by such Electing Holder from sales of Registrable Securities pursuant to such Registration.

(c)                                  Promptly after receipt by any Person entitled to indemnity under Section 5.5(a) or (b) hereof (an “Indemnitee”) of any notice of the commencement of any action or claim, such Indemnitee shall, if a claim in respect thereof is to be made against any other person under this Section 5.5 (an “Indemnitor”), notify such Indemnitor in writing of the commencement thereof, but the omission so to notify the Indemnitor shall not relieve it from any liability which it may have to any Indemnitee except to the extent the Indemnitor is actually prejudiced thereby. In case any such action shall be brought against any Indemnitee and it shall notify an Indemnitor of the commencement thereof, such Indemnitor shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnitor similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee (which shall not be counsel to the Indemnitor without the consent of the Indemnitee, such consent not to be unreasonably withheld, conditioned or delayed). After notice from the Indemnitor to such Indemnitee of its election so to assume the defense thereof, such Indemnitor shall not be liable to such Indemnitee under this Section 5.5 or otherwise for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee, in connection with the defense thereof (other than reasonable costs of investigation) unless the Indemnitee shall have been advised by counsel that representation of the Indemnitee by counsel provided by the Indemnitor would be inappropriate due to actual or potential conflicting interests between the Indemnitee and the Indemnitor, including situations in which there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to Indemnitor; provided, however, that the Indemnitor shall not, in connection with any one such action or separate but substantially similar actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate counsel at any time for all Indemnitees, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action. No Indemnitor shall, without the written consent of the Indemnitee, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnitee. No indemnification shall be available in respect of any settlement of any action or claim effected by an Indemnitee without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)                                 If the indemnification provided for in this Section 5.5 is unavailable or insufficient to hold harmless an Indemnitee under Section 5.5(a) or Section 5.5(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnitor shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnitor and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitor or by such Indemnitee, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5(d) were determined solely by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in this Section 5.5(d). The amount paid or payable by an Indemnitee as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5.5(d) to contribute shall be several in proportion to the percentage of Applicable Securities registered or underwritten, as the case may be, by them and not joint.

6. Intentionally Omitted.

7. Intentionally Omitted.

8. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damages to the other parties if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other parties will not have an adequate remedy at law or in damages. Accordingly, each party hereto agrees that injunctive relief or any other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law or in damages. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief.

9. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, assigns, heirs and devises, as applicable; and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assignable without the written consent of the other party hereto, except that Vivendi may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder (other than under Section 3) to any of its Controlled Affiliates and its rights and obligations under Section 5 to any Holder in connection with the transfer to such Holder of Registrable Securities; provided that such Controlled Affiliates or other Holders, as the case may be, execute a counterpart to this Agreement concurrent with such assignment and, provided, further, that Vivendi shall be responsible if any its Controlled Affiliates do not fulfill their obligations hereunder.

10. Termination. This Agreement will terminate automatically, without any action on the part of any party hereto, upon the occurrence of a Termination Event; provided, however, that the following provisions shall survive the termination of this Agreement in accordance with their terms: Section 3, Section 4, Section 5 (solely to the extent applicable to the Market Offering Registration Statements and with respect to Section 5.5), Section 12, Section 13, Section 14 and Section 18.  The Company acknowledges and agrees that (i) as of the date hereof, after giving effect to the transactions contemplated by the Purchase Agreement, the Company’s insider trading policy does not apply to Vivendi and its Controlled Affiliates and (ii) the Company will not amend its insider trading policy to increase the scope of its applicability to Vivendi and its Controlled Affiliates.

11. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

13. Jurisdiction; Waiver of Venue. Each of the parties hereto, including its successors and permitted assigns, irrevocably agrees that any legal action or proceeding arising out of or related to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the Court of Chancery in and for New Castle County in the State of Delaware (or, if such court lacks jurisdiction, any appropriate state or federal court in New Castle County in the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts).  Each of the parties agrees further to accept service of process in any manner permitted by such courts.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or related to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (iii) to the fullest extent permitted by law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (iv) any right to a trial by jury.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or made by a party hereto only upon receipt by the receiving party at the following addresses (if mailed) or the following telecopy numbers (if delivered by facsimile), or at such other address or telecopy number for a party as shall be specified by like notice:

(a)                               if to Vivendi or VHI LLC, to

Vivendi, S.A.
42 avenue de Friedland
75008 Paris, France
Attention:	Frédéric Crépin
Philippe Capron
Fax:	+33 1 71 71 3150 (Crépin)
+33 1 71 71 3166 (Capron)
Email:	frederic.crepin@vivendi.com
philippe.capron@vivendi.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067
Attention:	Ruth Fisher
Mark Lahive
Fax:	(310) 551-8741
Email:	Rfisher@gibsondunn.com
Mlahive@gibsondunn.com

(b)                                 if to the Company, to

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, California 90405
Attention: Chief Legal Officer
Fax: (310) 255-2152
Email:	chris.walther@activision.com

with copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Adam O. Emmerich
DongJu Song
Fax:	(212) 403-2000
Email:	AOEmmerich@wlrk.com
DSong@wlrk.com

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Attention:	Peter A. Atkins
Neil P. Stronski
Fax:	(212) 735-2000
Email:	peter.atkins@skadden.com
neil.stronski@skadden.com

15. Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

16. Waiver. The parties hereto may, to the extent permitted by applicable Law, subject to Section 18 hereof, (a) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (b) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

17. Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

18. Enforcement of Company Rights.  Each of the Parties hereto acknowledges and agrees that the Independent Directors of the Company shall have the sole and exclusive right to control (acting by a majority vote of such Independent Directors) (i) the granting of all approvals, consents or waivers by the Company hereunder, (ii) the giving of all notices by the Company hereunder, (iii) the approval (or disapproval) of the Company’s entry into any amendment or supplement to this Agreement, or (iv) the Company’s exercise of its rights and remedies hereunder vis-à-vis Vivendi.

19. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

20. Headings. All Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

VIVENDI S.A.

By:	/s/ Philippe Capron
Name: Philippe Capron
Title: Chief Financial Officer and Member of the Management Board

[Signature Page to Amended and Restated Investor Agreement]

VIVENDI HOLDING I LLC

By:	/s/ George E. Bushnell III
Name: George E. Bushnell III
Title: President and Secretary

[Signature Page to Amended and Restated Investor Agreement]

ACTIVISION ENTERTAINMENT HOLDINGS, INC. (f/k/a VIVENDI GAMES, INC.)

By:	/s/ Dennis Durkin
Name: Dennis Durkin
Title: Chief Financial Officer

[Signature Page to Amended and Restated Investor Agreement]

ACTIVISION BLIZZARD, INC.

By:	/s/ Dennis Durkin
Name: Dennis Durkin
Title: Chief Financial Officer

[Signature Page to Amended and Restated Investor Agreement]